Exhibit 4.2
CAMELOT RETURN MERGER SUB, INC.
as Issuer
and
the Guarantors from time to time party to the Indenture
and
WILMINGTON TRUST, NATIONAL ASSOCIATION
as Trustee and Note Collateral Agent
____
FIRST SUPPLEMENTAL INDENTURE
DATED AS OF JULY 25, 2022
____
8.750% Senior Secured Notes Due 2028

FIRST SUPPLEMENTAL INDENTURE, dated as of July 25, 2022 (this “Supplemental Indenture”), among CAMELOT RETURN MERGER SUB, INC. (the “Company”), as issuer, the Guarantors from time to time party to the Indenture referred to below (the “Guarantors”), WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee under the Indenture referred to below (the “Trustee”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, as Note Collateral Agent under the Indenture referred to below (the “Note Collateral Agent”).
W I T N E S S E T H:
WHEREAS, the Company, the Trustee and the Note Collateral Agent are party to a Secured Notes Indenture, dated as of July 25, 2022 (as amended, supplemented, waived or otherwise modified, the “Indenture”), relating to the issuance from time to time by the Company of Notes;
WHEREAS, Section 901(8) of the Indenture provides that the Company may provide for the issuance of Notes of any series as permitted by Section 301 therein;
WHEREAS, in connection with the issuance of the 2028 Notes (as defined herein), the Company has duly authorized the execution and delivery of this Supplemental Indenture to establish the forms and terms of the 2028 Notes as hereinafter described; and
WHEREAS, pursuant to Section 901 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder;
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Trustee and the Note Collateral Agent mutually covenant and agree for the benefit of the Holders of the Notes as follows:
1. Defined Terms. As used in this Supplemental Indenture, terms not otherwise defined herein and defined in the Indenture or in the preamble or recitals hereto are used herein as so defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.
2. Title of Notes. There shall be a series of Notes of the Company designated the “8.750% Senior Secured Notes due 2028” (the “2028 Notes”).

3. Maturity Date. The final Stated Maturity of the 2028 Notes shall be August 1, 2028.
4. Interest and Interest Rates. Interest on the Outstanding principal amount of 2028 Notes will accrue at the rate of 8.750% per annum and will be payable semi-annually in arrears on January 15 and July 15 in each year and August 1, 2028 (provided that, if the Initial Term Loans (as defined in the Senior Cash Flow Agreement) outstanding as of the Issue Date will not be discharged as of July 15, 2027, in lieu of the Interest Payment Date that would otherwise be on January 15, 2028, such Interest Payment Date will instead be on April 15, 2028), commencing on January 15, 2023, to holders of record on the immediately preceding January 1 and July 1, respectively, and, with respect to the August 1, 2028 Interest Payment Date, July 15, 2028 (provided that, if the Initial Term Loans (as defined in the Senior Cash Flow Agreement) outstanding as of the Issue Date will not be discharged as of July 15, 2027, in lieu of the Regular Record Date that would otherwise be on January 1, 2028, such Regular Record Date will instead be on April 1, 2028) (each such January 1 and July 1, and, as applicable, July 15, 2028 and April 1, 2028, a “Regular Record Date”). Interest on the 2028 Notes will accrue from the most recent date to which interest has been paid or provided for or, if no interest has been paid, from July 25, 2022, except that interest on any Additional 2028 Notes (as defined below) issued on or after the first Interest Payment Date will accrue (or will be deemed to have accrued) from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid on such Additional 2028 Notes, from the Interest Payment Date immediately preceding the date of issuance of such Additional 2028 Notes (or if the date of issuance of such Additional 2028 Notes is an Interest Payment Date, from such date of issuance); provided that if any 2028 Note issued in exchange therefor is surrendered for exchange on or after a Regular Record Date for an Interest Payment Date that will occur on or after the date of such exchange, interest on such 2028 Note received in exchange thereof will accrue from such Interest Payment Date.
5. No Limitation on Aggregate Principal Amount. The aggregate principal amount of 2028 Notes that may be authenticated and delivered and Outstanding under the Indenture is not limited. The aggregate principal amount of the 2028 Notes shall initially be $710.0 million. Subject to Section 407 of the Indenture, the Company may from time to time, without the consent of the Holders, create and issue Additional Notes having the same terms and conditions as the 2028 Notes in all respects or in all respects except for issue date, issue price and, if applicable, the first date on which interest accrues and the first payment of interest thereon. Additional Notes issued in this manner will be consolidated with, and will form a single series with, the 2028 Notes (any such Additional Notes, “Additional 2028 Notes”), unless otherwise specified for Additional 2028 Notes in an applicable Notes Supplemental Indenture, or otherwise designated by the Company, as contemplated by Section 301 of the Indenture.
6. Redemption. The 2028 Notes will be redeemable, at the Company’s option, at any time prior to maturity in accordance with the provisions of this Section 6.
(a) The 2028 Notes will be redeemable, at the Company’s option, in whole or in part, at any time and from time to time on and after August 1, 2024 and prior to maturity at the applicable redemption price set forth below. The 2028 Notes will be so redeemable at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to but not including the relevant Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling prior to or on the Redemption Date pursuant to Section 307 of the Indenture), if redeemed during the 12-month period commencing on August 1 of the years set forth below:

Redemption Period	Price
2024.................................................................................................................	106.563%
2025..............................................................................................................	103.281%
2026 and thereafter ......................................................................................	100.000%
(b) In addition, at any time and from time to time prior to August 1, 2024, the Company at its option may redeem 2028 Notes in an aggregate principal amount equal to up to 40.0% of the original aggregate principal amount of the Notes (including the principal amount of any Additional 2028 Notes, or any other Additional Notes of the same series as the 2028 Notes, with funds in an equal aggregate amount (the “Redemption Amount”) not exceeding the aggregate proceeds of one or more Equity Offerings, at a redemption price (expressed as a percentage of principal amount thereof) of 108.750%, plus accrued and unpaid interest, if any, to but not including the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling prior to or on the Redemption Date pursuant to Section 307 of the Indenture) (each, an “Equity Offering Redemption”)); provided, however, that an aggregate principal amount of 2028 Notes equal to at least 50.0% of the original aggregate principal amount of 2028 Notes (including the principal amount of any Additional 2028 Notes, or any other Additional Notes of the same series as the 2028 Notes) must remain outstanding immediately after each such redemption of 2028 Notes (unless all 2028 Notes are otherwise repurchased or redeemed substantially concurrently with the corresponding Equity Offering Redemption). Any amount payable pursuant to this Section 6(b) may be funded from any source (including amounts in excess of the Redemption Amount). Any notice of any such redemption may be given prior to the completion of the related Equity Offering, but in no event may be given more than 180 days after the completion of the related Equity Offering.
(c) [Reserved].
(d) At any time prior to August 1, 2024, 2028 Notes may also be redeemed in whole or in part, at the Company’s option, at a price (the “Redemption Price”) equal to 100.0% of the principal amount thereof plus the Applicable Premium (as defined below) as of, and accrued and unpaid interest, if any, to but not including the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling prior to or on the Redemption Date pursuant to Section 307 of the Indenture).

“Applicable Premium” means, with respect to a 2028 Note at any Redemption Date, the greater of (i) 1.00% of the principal amount of such 2028 Note and (ii) the excess of (A) the present value at such Redemption Date, calculated as of the date of the applicable redemption notice, of (1) the redemption price of such 2028 Note on August 1, 2024 (such redemption price being that described in Section 6(a)), plus (2) all required remaining scheduled interest payments due on such 2028 Note through such date (excluding accrued and unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such 2028 Note on such Redemption Date. Calculation of the Applicable Premium will be made by the Company or on behalf of the Company by such Person as the Company shall designate; provided that such calculation shall not be a duty or obligation of the Trustee.
“Treasury Rate” means, with respect to a Redemption Date, the weekly average yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to the date of the applicable redemption notice (or, if such Statistical Release is no longer published or the relevant information does not appear thereon, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to August 1, 2024; provided, however, that if the period from the Redemption Date to such date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.
(e) Notwithstanding clauses (a) through (d) of this Section 6, in connection with any tender for all of any series of the 2028 Notes (including pursuant to an Offer), if Holders of not less than 90.0% in the aggregate principal amount of the outstanding 2028 Notes of such series (including the principal amount of any Additional 2028 Notes, or any other Additional Notes of the same series as the 2028 Notes) validly tender and do not withdraw such Notes in such tender offer and the Company, or any other Person making such tender offer, purchases all of the 2028 Notes of such series (including any Additional 2028 Notes and any Additional Notes of the same series as the 2028 Notes) validly tendered and not withdrawn by such Holders, the Company will have the right, upon notice given not more than 30 days following such purchase pursuant to such tender offer, to redeem all of the 2028 Notes (including any Additional 2028 Notes, or any other Additional Notes of the same series as the 2028 Notes) of such series that remain outstanding following such purchase at a price in cash equal to the price offered to each Holder in such tender offer, plus, to the extent not included in the tender offer payment, accrued and unpaid interest to but excluding the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling prior to or on the Redemption Date). In determining whether the Holders of at least 90.0% in the aggregate principal amount of the outstanding Notes have validly tendered and not validly withdrawn the Notes in an offer, Notes owned by an

Affiliate of the Company or by funds controlled or managed by an Affiliate of the Company, or any successor thereof, shall be deemed to be outstanding for the purposes of such offer.
(f) Any redemption of Notes pursuant to this Section 6 may be made upon notice sent electronically to each Holder’s registered address in accordance with Section 1005 of the Indenture, and, if applicable, the Company should notify the Trustee of such Redemption Date, and the principal amount of Notes to be redeemed in accordance with Section 1003 of the Indenture. The Company may provide in any redemption notice that payment of the redemption price and the performance of the Company’s obligations with respect to such redemption may be performed by another Person.
(g) Any redemption of Notes pursuant to this Section 6 (including in connection with an Equity Offering, a Change of Control, other transaction or event or otherwise) or notice thereof may, at the Company’s discretion, be subject to the satisfaction (or, waiver by the Company in its sole discretion) of one or more conditions precedent, which may include consummation of any related Equity Offering or the completion or occurrence of a Change of Control, Asset Disposition or other transaction or event, as the case may be. If such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice may state that, in the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been (or, in the Company’s sole determination, may not be) satisfied (or waived by the Company in its sole discretion) by the Redemption Date, or by the Redemption Date so delayed. The Company, the CD&R Investors and their respective Affiliates may acquire the Notes whether by tender offer, open market purchases, negotiated transactions or otherwise.
7. [Reserved].
8. Form. The 2028 Notes shall be issued substantially in the form set forth, or referenced, in Article II of the Indenture, and either Exhibit A or B attached to the Indenture, in each case as provided for in Section 201 of the Indenture (as such form may be modified in accordance with Section 301 of the Indenture).
9. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRUSTEE, THE NOTE COLLATERAL AGENT, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE 2028 NOTES AND (BY THEIR ACCEPTANCE OF THE 2028 NOTES) THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

10. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of 2028 Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Neither the Trustee nor the Note Collateral Agent makes any representation or warranty as to the validity or sufficiency of this Supplemental Indenture or as to the accuracy of the recitals to this Supplemental Indenture.
11. Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic methods shall be deemed to be their original signatures for all purposes.
12. Headings. The section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

CAMELOT RETURN MERGER SUB, INC.

By:	/s/ Tyler Young
	Name:	Tyler Young
	Title:	Vice President

[SIGNATURE PAGE TO CAMELOT FIRST SUPPLEMENTAL INDENTURE]

WILMINGTON TRUST, NATIONAL
ASSOCIATION, as Trustee

By:	/s/ Barry D. Somrock
	Name:	Barry D. Somrock
	Title:	Vice President

WILMINGTON TRUST, NATIONAL
ASSOCIATION, as Note Collateral Agent

By:	/s/ Barry D. Somrock
	Name:	Barry D. Somrock
	Title:	Vice President

[SIGNATURE PAGE TO CAMELOT FIRST SUPPLEMENTAL INDENTURE]